SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 _________________________

FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 1995 ______________

Warehouse Club, Inc.

(Exact name of registrant as specified in its charter)

 Delaware (State or other jurisdiction of incorporation) 0-14345
(Commission File Number) 36-3211038 (I.R.S. Employer
Identification Number)

 7235 North Linder Avenue Skokie, Illinois (Address of principal executive offices)

60077 (Zip Code)

 (708) 679-6800 (Registrant's telephone number, including area code)















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Item 3.  Bankruptcy or Receivership

	On February 3, 1995, Warehouse Club, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United
States Bankruptcy Code. The petition was filed in the United States Bankruptcy Court for the Northern District of Illinois and has been assigned case number 95 B 02301. Four wholly owned subsidiaries of Warehouse Club, Inc. (Warehouse Club of Indiana, Inc., Warehouse Club of Michigan, Inc., Warehouse Club of Ohio, Inc. and Warehouse Club of Pennsylvania, Inc.) also filed voluntary Chapter 11 petitions on February 3, 1995 with the Bankruptcy Court for the Northern District of Illinois.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



						WAREHOUSE CLUB, INC.



						By:	____________________________________

						Steven J. Zabel Chief Financial Officer
      Vice President

						February 8, 1995















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